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                            [AMERIANA BANCORP LOGO]


Contact: Jerome J. Gassen
         President and Chief Executive Officer
         (765) 529-2230

                    AMERIANA BANCORP REPORTS IMPROVED RESULTS
             FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2007

NEW CASTLE, Ind. (February 1, 2008) - Ameriana Bancorp (NASDAQ:ASBI) today announced net income of $183,000 or $0.06 per basic and diluted share for the quarter ended December 31, 2007, compared with a net loss of $1,101,000 or $0.35 per basic and diluted share in the year-earlier period. For the 2007 year, Ameriana reported net income of $1,527,000 or $0.51 per basic and diluted share compared with a net loss of $970,000 or $0.31 per basic and diluted share last year.

      Results for the 2007 year included the recovery in the third quarter of $2,750,000 in a settlement of litigation. The Company credited this recovery, equal to $1,815,000 or $0.61 per share after tax, against its provision for loan losses. Results for 2007 also included second quarter income tax expense of $219,000, or $0.07 per share, related to the restructuring of the Company's bank-owned life insurance program. Ameriana's net loss for the fourth quarter and year ended December 31, 2006, primarily reflected steps to restructure its balance sheet, including the sale of low-yielding, available-for-sale government agency securities and a charge for other-than-temporary impairment of available-for-sale equity securities. Together, these steps had a negative impact on earnings of $881,000 or $0.28 per diluted share after-tax.

      One of the main drivers of the Company's improved performance in the fourth quarter and throughout 2007 was continued growth in the Company's loan portfolio, which increased 17.9% during 2007 to $296,951,000. The growth underscored the greater focus Ameriana has placed on expanding its commercial lending business, which resulted in commercial loan growth of $13,331,000, or 9.4%, for the fourth quarter and $32,696,000, or 26.7%, for the full year. At December 31, 2007, commercial loans totaled $155,275,000 and comprised 52.3% of the Company's loan portfolio compared to $122,579,000 and 48.7% of the portfolio at December 31, 2006. Additionally, the Company improved its net interest margin on a fully tax-equivalent basis from 2.29% for 2006 to 2.75% for 2007, with 16 basis points of improvement in the fourth quarter compared to the third quarter of 2007.

      Commenting on the results, Jerome J. Gassen, President and Chief Executive Officer, said, "The past year has been pivotal for us as we have continued to see the positive effects of our efforts to reshape Ameriana's operations as a community bank. The tangible benefits we have witnessed include attractive loan growth, with an increasing focus on commercial lending. Also, we continued to increase our market reach in 2007 with the expansion of our Greenfield office and the opening of a commercial lending center in Carmel, and we expect to continue this push with a new office in Fishers, which is scheduled to open in September 2008.

      "These strategies are beginning to pay off in terms of expansion of revenue and higher, more stable margins," Gassen continued. "After three years of decline, we added more than $1 million to net interest income in 2007 and have renewed the growth of other income with greater emphasis on brokerage and insurance services. Likewise, we resolved several longstanding credit quality issues in 2007 and made a significant recovery of funds in certain long-running litigation, which eliminates a source of substantial legal and professional expense. As we turn our attention to 2008, we know that an uncertain

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ASBI Reports Year-end 2007 Results
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February 1, 2008

economic environment awaits us, with mounting questions on credit quality, heightened competition, and the challenges of a lower interest rate environment. Nevertheless, we are gratified by the continued progress we have achieved over the past year, and we believe these improvements will help us sustain operating momentum in 2008."

      Ameriana's net interest income rose in 2007, largely because of ongoing growth in the Company's loan portfolio and the positive impact of its balance sheet restructuring strategy that was initiated near the end of 2006. Net interest income for the fourth quarter increased 18.2% to $2,596,000 compared with $2,196,000 in the year-earlier period. Net interest income for 2007 increased 11.6% to $9,822,000 compared to $8,801,000 for 2006. Net interest margin on a fully tax-equivalent basis for the fourth quarter was 2.90%, up 16 basis points from 2.74% in the third quarter of 2007 and 64 basis points ahead of 2.26% in the year-earlier quarter. For 2007, net interest margin improved 46 basis points to 2.75% from 2.29% for 2006.

      With no exposure to sub-prime lending products in the loan portfolio, the Company's overall credit quality remained relatively stable in the fourth quarter. Non-performing loans at December 31, 2007, totaled $2,638,000, down 22.6% from $3,409,000 at December 31, 2006. The year-over-year decline primarily reflected the resolution of two large credits in the third quarter, with the remaining value of one being charged off and the other being revalued at $1,650,000 and reclassified as Other Real Estate Owned. Largely as a result of this reclassification, Other Real Estate Owned totaled $3,037,000 at December 31, 2007, compared to $610,000 at December 31, 2006. The provision for loan losses was $120,000 for the fourth quarter, primarily to support loan portfolio growth for the period, versus $75,000 in the year-earlier period. In 2007, Ameriana had a net credit of $1,627,000 to the allowance for loans losses due to a third quarter recovery of $2,750,000 in a litigation settlement, versus a provision of $300,000 for 2006.

      Other income for the fourth quarter of 2007 was $1,046,000 compared with a loss of $447,000 in the same quarter in 2006. The loss in 2006 resulted primarily from a loss of $1,335,000 on securities realized in November 2006, most of which was associated with repositioning the Company's investment portfolio. Excluding the net loss on the securities in 2006, other income increased 17.8% or $158,000 for the fourth quarter of 2007. This increase was primarily due to a $51,000 increase in brokerage and insurance commissions, a $40,000 increase in gains on sales of loans and servicing rights, and a $30,000 increase in account fees and service charges. Other income for 2007 increased 76.8% to $4,014,000 from $2,271,000 in 2006, with the 2006 amount also reflecting the net loss on securities. Excluding the 2006 net loss on securities, other income for 2007 increased 11.3% or $408,000 over 2006, primarily due to a $240,000 increase in brokerage and insurance commissions, an $82,000 increase in cash surrender value of life insurance, and a decrease of $102,000 in net losses from other real estate owned. The improvement in brokerage and insurance commissions was mainly due to higher commission income from the investment center that resulted from increased sales. The greater increase in cash surrender value of life insurance was due primarily to increased yields resulting from the restructuring of the Company's bank-owned life insurance program.

      Other expense for the fourth quarter decreased 2.4% to $3,516,000 from $3,601,000 in the same quarter last year, with the decline reflecting primarily a $325,000 voluntary contribution toward the Company's unfunded pension plan liability in the fourth quarter of 2006. Excluding the 2006 non-recurring contribution, other expense for the fourth quarter of 2007 rose 7.3%, or $240,000, primarily because of a $178,000 increase in salaries and employee benefits related to normal annual increases and the expansion of the Company's commercial lending operations over the past year, and a $99,000 increase in marketing expense, both of which were offset partially by a $90,000 reduction in

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ASBI Reports Year-end 2007 Results
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February 1, 2008

legal and professional fees related primarily to the third quarter settlement of the RLI Insurance Co. litigation. Other expense for 2007 totaled $13,978,000, up 6.1% from $13,175,000 in 2006. Excluding the non-recurring pension plan contribution in 2006, other expense increased 8.8%, or $1,128,000, reflecting a $672,000 increase in salaries and employee benefits that included a severance cost of $265,000, a $222,000 increase in marketing expense, a $168,000 increase in net occupancy expense that included major maintenance to the Company's banking centers, and an $86,000 increase in data processing expense, all of which were partially offset by a $106,000 decline in federal deposit insurance premiums and a reduction in other expense line items.

      Total investment securities declined to $66,692,000 at December 31, 2007, from $129,776,000 at December 31, 2006, as cash flows from the investment portfolio were used to fund higher-yielding commercial loans. Total deposits declined $7,688,000 to $314,746,000 at December 31, 2007, from $322,434,000 at the end of 2006, with higher-costing certificates of deposit accounts declining $13,599,000. The combined total for checking, savings, and money market accounts increased $5,911,000 for the year. The Bank's markets remain very competitive for deposit products and the Bank continues to utilize pricing strategies designed to produce an acceptable marginal cost for both existing and new deposits. The Company reduced borrowings $6,170,000 to $68,513,000 at December 31, 2007, from $74,683,000 at December 31, 2006, using cash flows from the investment securities portfolio. With stockholders' equity of $33,989,000 at December 31, 2007, Ameriana's capital position continues to exceed all of the regulatory minimum capital levels required to be considered a "well-capitalized" institution.

      Ameriana Bancorp is a bank holding company. Through its wholly owned subsidiary, Ameriana Bank, SB, the Company offers an extensive line of banking services and provides a range of investments and securities products through banking centers in the central Indiana area. Ameriana owns Ameriana Insurance Agency, a full-service insurance agency, and has interests in Family Financial Holdings, Inc. and Indiana Title Insurance Company. Ameriana Financial Services offers securities and insurance products through Linsco/Private Ledger.

      This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets, changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities. For discussion of these and other risks that may cause actual results to differ from expectations, refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2006, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007, and September 30, 2007, on file with the Securities and Exchange Commission, including the sections entitled "Risk Factors." The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

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ASBI Reports Year-end 2007 Results
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February 1, 2008



                                AMERIANA BANCORP
                         Unaudited Financial Highlights
                    (In thousands, except per share amounts)

                                              Three Months Ended          Year Ended
                                                  December 31             December 31
                                              ------------------     --------------------
                                                2007       2006         2007        2006
                                              --------   -------     --------    --------
Interest income                               $ 6,045    $ 6,079     $ 23,900    $ 22,604
Interest expense                                3,449      3,883       14,078      13,803
                                              --------   -------     --------    --------
Net interest income                             2,596      2,196        9,822       8,801
Provision (adjustment) for loan losses            120         75       (1,627)        300
                                              --------   -------     --------    --------
Net interest income after provision
  for loan losses                               2,476      2,121       11,449       8,501
Other income (loss)                             1,046       (447)       4,014       2,271
Other expense                                   3,516      3,601       13,978      13,175
                                              --------   -------     --------    --------
Income (loss) before income taxes                   6     (1,927)       1,485      (2,403)
Income tax benefit                               (177)      (826)         (42)     (1,433)
                                              --------   -------     --------    --------
Net income (loss)                             $   183    $(1,101)    $  1,527    $   (970)
                                              ========   =======     ========    ========
Basic and diluted earnings (loss) per share   $  0.06    $ (0.35)    $   0.51    $  (0.31)
                                              ========   =======     ========    ========
Weighted average shares outstanding:
  Basic                                         2,989      3,108        3,000       3,164
                                              ========   =======     ========    ========
  Diluted                                       2,989      3,113        3,000       3,169
                                              ========   =======     ========    ========
Dividends declared per share                  $  0.04    $  0.04     $   0.16    $   0.52
                                              ========   =======     ========    ========


                                                            Dec. 31       Dec. 31
                                                             2007           2006
                                                           ---------     ---------
Total assets                                               $427,134      $437,246
Cash and cash equivalents                                    17,173        12,070
Investment securities available for sale                     66,692       129,776
Loans receivable                                            296,951       251,888
Allowance for loan losses                                     2,677         2,616
                                                           ---------     ---------
   Loans, net                                               294,274       249,272

Allowance for loan losses as a percentage
   of loans receivable                                         0.90%        1.04%
Non-performing loans                                          2,638         3,409
Allowance for loan losses as a percentage
  of non-performing loans                                     101.5%         76.7%

Deposits:
   Non-interest bearing                                      20,429        19,905
   Interest bearing                                         294,317       302,529
                                                           ---------     ---------
                                                            314,746       322,434
Borrowed funds                                               68,513        74,683
Shareholders' equity                                         33,989        33,124
Loans accounted for on a non-accrual basis                    2,638         3,326
Book value per share                                          11.37         10.85


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